UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2005

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 5.02 is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On May 4, 2005, the Board of Directors of El Paso Electric Company (the “Company”) named J. Frank Bates as Executive Vice President and Chief Operating Officer. Mr. Bates, 55, is a 32-year employee of the Company. From November 2001 to May 2005, Mr. Bates served as the Company’s Executive Vice President and Chief Operations Officer and was responsible for both the power generation and the transmission and distribution aspects of the business. In his new position, Mr. Bates will have the added responsibility of overseeing the Company’s administrative operations. Previously, Mr. Bates served the Company as Vice President of Transmission and Distribution (from August 1996 to November 2001), Vice President of Customer Services, and Vice President of Operations. Mr. Bates’ base salary was increased from $240,000 to $270,000, and his target cash bonus opportunity under the Company’s short-term bonus plan increased from 40% to 45% of base salary. There is no family relationship between Mr. Bates and any director or executive officer of the Company or its subsidiary. There are no transactions or proposed transactions to which the Company or its subsidiary, or their respective directors, shareholders or executive officers, is a party and in which Mr. Bates has or will have an interest.

On May 4, 2005, the Board of Directors of the Company also named Scott D. Wilson as Senior Vice President and Chief Financial Officer. Mr. Wilson, 51, served as the Company’s Vice President of Corporate Planning and Controller from February 2005 to May 2005 and as Controller from September 2003 to February 2005. Prior to his employment with the Company, Mr. Wilson was the owner of the Wilson Consulting Group from June 1992 to September 2003. Wilson Consulting Group was a firm that specialized in electric utility industry accounting, financial and economic-related consulting issues. Mr. Wilson has also served as Vice President of Citicorp N.A., where he was a Senior Analyst in the Corporate Finance Strategies and Analysis Department; a Director of Scott Madden & Associates; a Senior Manager in the Ernst & Whinney Utility Group; and the Director of Audit and Financial Analysis Department for the Florida Public Service Commission. Mr. Wilson is a Certified Public Accountant. Mr. Wilson’s base salary was increased from $180,000 to $230,000, his target cash bonus opportunity under the Company’s short-term bonus plan increased from 30% to 40% of base salary, and he received an additional 5,000 shares of restricted stock under the Company’s long-term incentive plan. There is no family relationship between Mr. Wilson and any director or executive officer of the Company or its subsidiary. There are no transactions or proposed transactions to which the Company or its subsidiary, or their respective directors, shareholders or executive officers, is a party and in which Mr. Wilson has or will have an interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

May 10, 2005	By:	/s/ Kerry B. Lore
	Name:	Kerry B. Lore
	Title:	Vice President Administration